Exhibit 21.1


Subsidiaries of Franklin Street Properties Corp.

                                                              Jurisdiction of
Name                                                           Organization
----                                                           ------------

FSP Investments LLC                                            Massachusetts

FSP Property Management LLC                                    Massachusetts

FSP Holdings LLC                                               Delaware

FSP REIT Protective Trust                                      Massachusetts

FSP Protective TRS Corp.                                       Massachusetts

FSP Royal Ridge Acquisition Corp.                              Delaware

FSP Montague Acquisition Corp.                                 Delaware

FSP Collins Crossing Acquisition Corp.                         Delaware

FSP Addison Circle Acquisition Corp.                           Delaware

Essex Lane Associates Limited Partnership                      Massachusetts

FSP Austin N.W. Limited Partnership                            Massachusetts

FSP Blue Ravine Limited Partnership                            Massachusetts

FSP Bollman Place Limited Partnership                          Massachusetts

FSP Gateway Crossing Limited Partnership                       Massachusetts

FSP Hillview Center Limited Partnership                        Massachusetts

FSP Lyberty Way Limited Partnership                            Massachusetts

FSP North Andover Office Park Limited                          Massachusetts
    Partnership

FSP Park Seneca Limited Partnership                            Massachusetts

FSP Piedmont Center Limited Partnership                        Massachusetts

FSP Santa Clara Limited Partnership                            Massachusetts

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FSP Silverside Plantation Limited Partnership                  Massachusetts

FSP Southfield Centre Limited Partnership                      Massachusetts

FSP Telecom Business Center Limited                            Massachusetts
    Partnership

One Technology Drive Limited Partnership                       Massachusetts

FSP Gael Apartments Limited Partnership                        Texas

FSP Goldentop Technology Center Limited                        California
    Partnership

FSP Willow Bend Office Center Limited                          Texas
    Partnership

FSP Merrywood Apartments Limited Partnership                   Texas

FSP Park Ten Limited Partnership                               Texas

FSP Timberlake Corp.                                           Delaware

FSP Timberlake East Corp.                                      Delaware

FSP Forest Park IV NC Limited Partnership                      North Carolina